UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Material Agreement:

On August 11, 2009, we entered into a letter agreement (the “Amendment”) with YA Global Investments L.P. (“YA Global”), our senior secured lender, with respect to outstanding secured convertible debentures (“Debentures”) in the aggregate amount of $4,386,965, and warrants to purchase 7,500,000 shares of our company’s common stock (“Warrants”), owned by YA Global.

The Amendment allows us to, among others, defer certain principal and interest payments due under the Debenture so long as we raise at least $650,000 in private offerings and other conditions are met.

Upon the Effective Date (defined below), the following shall apply, among others:

1.	Interest and principal payments to YA Global under the Debentures will be deferred for one year from the Effective Date. Commencing the month preceding the one year anniversary of the Effective Date, the monthly payments to YA Global will be $225,000 each.

2.	The Company will have the option to redeem up to $3 million of the principal amount of the Debentures at a redemption price equal to 115% of the amount being redeemed.

3.	The conversion price of the Debentures and the exercise price of Warrants will be reduced from $0.10 to the effective price of the common stock issued in connection with the offering.

4.	During any calendar month from the month in which the Effective Date occurs until the calendar month preceding the month in which the one year anniversary of the Effective Date occurs, there will be a partial lockup limiting the number of shares of the Company’s common stock that YA can sell at prices less than 5 cents in any particular month.

Upon the Effective Date we will issue to YA Global the amended and restated debenture in the form attached as Exhibit B to the Amendment which will take into effect the amendments described above and will update and supersede the amendments made to the Debentures pursuant to the amending agreement between us and YA Global dated September 22, 2008. The Effective Date will occur upon the occurrence of the following:

1.	The Company raises a minimum of $650,000 in private placements by September 3, 2009, unless the date is extended by YA Global.

2.	The Company issues and delivers to YA Global the amended and restated debenture;

3.	The Company provides a cash flow projection to YA Global in a form acceptable to YA Global;

4.	The Company shall have repaid in cash $50,000 of the amounts outstanding under the Debentures to YA Global since April 1, 2009 ($20,000 of which has already been paid).

Item 9.01. Financial Statements and Exhibits

(d)

10.1	Consent Letter Agreement by YA Global dated August 7, 2009*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer

Date: August 13, 2009